                         SUPPLEMENT DATED NOVEMBER 14, 1998
                                         TO
                OFFERING CIRCULAR AND CONSENT SOLICITATION STATEMENT
                               DATED OCTOBER 23, 1998

                               PIONEER FINANCE CORP.

                                      AMENDED
                                 OFFER TO EXCHANGE
                                  ALL OUTSTANDING
                  13 1/2% FIRST MORTGAGE BONDS DUE DECEMBER 1, 1998
                     ($60,000,000 PRINCIPAL AMOUNT OUTSTANDING)
                      FOR 13 1/2% FIRST MORTGAGE NOTES DUE 2006
                                        AND
                           CONSENT SOLICITATION STATEMENT

--------------------------------------------------------------------------------
THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, NOVEMBER 24, 1998 (AS SUCH DATE MAY BE EXTENDED, THE "EXCHANGE EXPIRATION DATE"). THE CONSENT SOLICITATION AND REVOCATION RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, NOVEMBER 24, 1998 (AS SUCH DATE MAY BE EXTENDED, THE "SOLICITATION EXPIRATION DATE.")
--------------------------------------------------------------------------------

          Pioneer Finance Corp. ("PFC" or the "Company") is supplementing (the "Supplement") the Offering Circular and Consent Solicitation Statement dated October 23, 1998 with respect to (i) its offer to exchange its 13 1/2% First Mortgage Notes due 2006 and cash (the "New Notes") for all its outstanding
13 1/2% First Mortgage Bonds due December 1, 1998 (the "Old Notes") properly tendered for exchange and not withdrawn by this Supplement and (ii) its solicitation of certain consents of holders of Old Notes relating to the forbearance against the exercise of rights and remedies upon a failure to pay principal and interest on the Old Notes and the Purchase Money Note when due on December 1, 1998 and any other defaults arising as a direct result of such failures, the agreement to vote to accept a plan of reorganization (the "Plan") that provides for treatment of the Old Notes in a manner substantially the same as proposed in the exchange in the event PFC files a bankruptcy case under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"), and certain amendments to the Old Note Indenture.

          This Supplement should be read together with the Offering Circular and Consent Solicitation Statement dated October 23, 1998 previously mailed to holders of the Old Notes. Capitalized terms used in this Supplement without definition have the meanings assigned to them in the Offering Circular and Consent Solicitation Statement dated October 23, 1998. The offer to exchange, as amended and supplemented by this Supplement, is referred to as the "Exchange Offer." The solicitation for consents, as amended and supplemented by this Supplement, is referred to as the "Solicitation" and the consents sought by the Solicitation, as amended and supplemented herein, are referred to as the "Consents." The Offering Circular and Consent Solicitation Statement, as supplemented by this Supplement, is referred to as the "Amended Joint Offering Circular/Consent Solicitation Statement."

          THE COMPANY HAS BEEN ADVISED BY AN UNOFFICIAL GROUP OF HOLDERS OF OLD NOTES, WHICH INCLUDES THE SINGLE LARGEST HOLDER OF OLD NOTES AND BENEFICIALLY OWNS AN AGGREGATE OF 45.48% OF THE OUTSTANDING OLD NOTES, THAT SUCH HOLDERS HAVE AGREED TO TENDER OR CAUSE TO BE TENDERED THE OLD NOTES BENEFICIALLY OWNED BY THEM IN THE EXCHANGE OFFER, AND TO DELIVER OR CAUSE TO BE DELIVERED CONSENTS WITH RESPECT TO THE OLD NOTES BENEFICIALLY OWNED BY THEM IN THE SOLICITATION.

          If the Exchange Offer is not consummated but the Requisite Consents are obtained and accepted, PFC will file for relief under Chapter 11 of the Bankruptcy Code and seek confirmation of the Plan. If the Exchange Offer is not consummated and the Requisite Consents are not received, the Company may file for relief under Chapter 11 of the Bankruptcy Code or may continue to negotiate with the holders of the Old Notes for a restructuring of the Old Notes. If the Company were to seek confirmation of the Plan, no assurance can be given that the Plan would meet the requirements of confirmation, even if the Requisite Consents are received and the Old
Notes subject to the Consents are voted to accept the Plan. Giving effect to the issuance of New Notes as of the beginning of the period and assuming that PFC elects to pay 50% of the interest payment obligations through December 1, 2000 through the issuance of PIK Notes, the ratio of EBITDA to cash interest expense would have been 1.40-to-one, and EBITDA less corporate charges
(giving effect to fees payable under the Management Agreement) to cash interest expense would have been 1.11-to-one, in each case for the twelve months ended June 30, 1998. Upon commencement of the requirement that all interest be paid in cash in 2001, the ratio of EBITDA to cash interest expense on the New Notes is expected to be less than one-to-one (assuming no offers to repurchase New Notes have been made). Therefore, it is expected that PFC would not be able to make the cash interest payment in June 2001, which would be an event of default.

          At any time after the December 1, 1998 maturity date of the Old Notes, if the Company has not filed for bankruptcy relief and the Exchange Offer has not been consummated, it is possible that three or more holders of Old Notes or other creditors of PFC would file an involuntary petition under the Bankruptcy Code with respect to PFC. If PFC were to become a debtor in a case under the Bankruptcy Code (whether a case were commenced voluntarily or involuntarily), it is likely that Pioneer Hotel Inc. ("PHI") and Santa Fe Gaming Corporation ("SFGC") would file for relief under Chapter 11 of the Bankruptcy Code. The commencement of a voluntary case under the Bankruptcy Code by SFGC or certain circumstances related to an involuntary case under the Bankruptcy Code with respect to SFGC will cause the automatic acceleration of outstanding indebtedness of subsidiaries of SFGC, Santa Fe Hotel Inc. ("SFHI") and Sahara Las Vegas Corp. ("SLVC"), all of which indebtedness is guaranteed by SFGC. If acceleration were to occur, SFGC would expect to negotiate with the creditors of SFHI and SLVC regarding a rescission of the acceleration. However, if the creditors holding the indebtedness were not to rescind the acceleration, it is likely that SFHI and SLVC would file for relief under Chapter 11 of the Bankruptcy Code.

     Delivery of either the Amended Letter of Transmittal and Consent Form (lavender) accompanying this Supplement or the original Letter of Transmittal and Consent Form (blue) which accompanied the Offering Circular and Consent Solicitation Statement dated October 23, 1998 will satisfy the letter of transmittal and consent form delivery requirements for validly tendering Old Notes in the Exchange or furnishing valid Consents in the Solicitation. ANY HOLDER THAT SUBMITS THE ORIGINAL LETTER OF TRANSMITTAL AND CONSENT FORM (BLUE) AND DOES NOT WITHDRAW SUCH HOLDER'S TENDER OR REVOKE SUCH HOLDER'S CONSENT PRIOR TO THE EXCHANGE EXPIRATION DATE OR THE SOLICITATION EXPIRATION DATE, AS APPLICABLE, WILL BE DEEMED TO HAVE TENDERED IN THE EXCHANGE OFFER AND/OR FURNISHED THE CONSENTS, IN EACH CASE AS AMENDED BY THIS SUPPLEMENT.

          THE EXCHANGE OFFER IS NOT BEING MADE TO AND CONSENTS ARE NOT BEING SOLICITED FROM, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE OR CONSENTS FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER, THE SOLICITATION OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

                         _____________________________

    SEE "ADDITIONAL RISK FACTORS RELATING TO THE SOLICITATION AND THE EXCHANGE" BEGINNING ON PAGE 3 HEREIN FOR A DISCUSSION OF CERTAIN ADDITIONAL RISKS THAT
        SHOULD BE CONSIDERED BY HOLDERS IN EVALUATING THE EXCHANGE OFFER AND
                                    SOLICITATION.


  THE OFFER OF THE SECURITIES OFFERED HEREBY HAVE NOT APPROVED OR DISAPPROVED BY
   THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR.  ANY
                REPRESENTATION TO THE CONTRARY IS CRIMINAL OFFENSE.


    The date of this Supplement to Offering Circular and Consent Solicitation
                     Statement is November 14, 1998

                              TABLE OF CONTENTS

                                                                                 PAGE
                                                                                 ----
SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

SUMMARY DESCRIPTION OF AMENDED TERMS OF NEW NOTES. . . . . . . . . . . . . . . . . .1

SUMMARY DESCRIPTION OF AMENDED TERMS OF SOLICITATION . . . . . . . . . . . . . . . .3

ADDITIONAL RISK FACTORS RELATING TO THE SOLICITATION AND EXCHANGE. . . . . . . . . .5

MODIFICATIONS TO THE EXCHANGE OFFER AND TERMS OF
THE NEW NOTES TO BE ISSUED IN THE EXCHANGE OFFER . . . . . . . . . . . . . . . . . .7

MODIFICATIONS TO THE SOLICITATION. . . . . . . . . . . . . . . . . . . . . . . . . 11

MODIFICATIONS TO TERMS OF MANAGEMENT AGREEMENT . . . . . . . . . . . . . . . . . . 15

GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

                                   SUMMARY

     Set forth below is a summary of the amended and supplemented terms of the Exchange Offer, including the terms of the New Notes, and the Solicitation.

            SUMMARY DESCRIPTION OF AMENDED TERMS OF NEW NOTES

 Excess Cash Redemption............  The Company will be required to redeem New
                                     Notes on a semi-annual basis with 75% of
                                     Excess Cash (as defined), to the extent
                                     that 75% of Excess Cash for such
                                     semi-annual period and for all previous
                                     semi-annual periods that was not
                                     previously subject to the redemption
                                     requirement equals or exceeds $500,000.

 Additional Event of Default.......  The following will be an "Event of
                                     Default":

                                     The failure by December 31, 1999 of
                                     either:

                                     (a)(i) PFC to have completed an offer to repurchase $7.5 million principal amount of New Notes or to purchase in the open market or otherwise and retire New Notes with a principal amount purchasable with $7.5 million and (ii) SLVC to grant Liens for the benefit of the holders of the New
                                     Notes in substantially all of its assets, which assets shall include, at a minimum, the Las Vegas Blvd. Property and the SFHI
                                     Notes) as defined under "Amendments to
                                     Certain Definitions"), subject to the
                                     prior Liens securing not more than an
                                     aggregate of $35 million of Debt (which
                                     Debt may provide that interest is payable in kind for up to three years) and related costs and charges (the "SLVC Asset
                                     Liens"); or

                                     (b)(i) SLVC or its affiliates to have
                                     Disposed of the SLVC Properties to
                                     unaffiliated third parties for Approved
                                     Consideration (as defined), (ii) SLVC to distribute, directly or indirectly, to
                                     SFGC, the Net Proceeds, if any, from such Dispositions to the extent permitted by applicable law and any agreements to which SLVC or its stockholders may then be a party (the "Disposition Net Proceeds");
                                     (iii) SLVC to distribute, directly or
                                     indirectly, to SFGC any SFHI Notes to the extent permitted by applicable law and any agreements to which SLVC or its stockholders may then be a party;
                                     (iv) SFGC to contribute to PFC the
                                     Distribution Contributions; (v) PFC to
                                     make an offer to repurchase, or repurchase in the open market or otherwise and retire
                                     New Notes with the Disposition Net
                                     Proceeds contributed; (vi) PFC to pledge the SFHI Notes to the trustee for the benefit of the holders of the New Notes;
                                     and (vii) PFC to file with the Securities and Exchange Commission a registration statement on Form S-4 covering the exchange of New Notes with a principal amount equal to the principal amount of SFHI Notes contributed to PFC in exchange for a
                                     like principal amount of the SFHI
                                     Notes. PFC will be obligated to use its best efforts to have the registration statement declared effective and commence the exchange offer as soon as possible, but in any event no later than 120 days after filing, and to consummate the exchange 20 business days after commencement (or such larger period as may be required by applicable law).

                                     "Approved Consideration" means
                                     consideration at least 50% of which is
                                     cash. Any non-cash consideration must be evidenced by a promissory note or other
                                     Debt with a term to maturity no longer
                                     than three years from the date of the
                                     Disposition, which promissory note or
                                     other Debt must be secured by the SLVC
                                     Property Disposed of and pledged to the
                                     trustee for the benefit of the holders of the New Notes.

 Additional Optional Offer to
 Repurchase........................  PFC may satisfy the obligation set forth in clause (a)(i) under "Additional Event
                                     of Default" above by completing, on or
                                     before December 31, 1999, an offer to
                                     repurchase up to $7.5 million principal
                                     amount of New Notes.

 Additional Security for New Notes.  The New Notes will be secured by a grant of security interests in substantially all of the assets of Hacienda Hotel Inc.
                                     ("Hacienda"), Sahara Nevada Corp. ("Sahara
                                     Nevada") and Santa Fe Coffee Company
                                     ("Santa Fe Coffee"), other than Excluded
                                     Assets (as defined under "Modifications to the Exchange Offer and Terms of the New
                                     Notes -- Amendment to Certain
                                     Definitions").  See "Additional Risk
                                     Factors Relating to the Solicitation and the Exchange Offer." Additionally, if the SFHI Notes are not subject to restriction on grants of Liens with respect thereto, SLVC will pledge the SFHI Notes to the trustee for the benefit of the holders of the New Notes.

 Security for the Guaranty.........  SFGC's guaranty will be secured by a pledge by SFGC of all the outstanding
                                     common stock of SFHI, Sahara Resorts
                                     ("SR"), Hacienda, Sahara Nevada, and Santa
                                     Fe Coffee, and a grant of security
                                     interests in substantially all of SFGC's
                                     other assets other than Excluded Assets,
                                     which pledges and security interests will
                                     not be subject to prior Liens.  See
                                     "Additional Risk Factors Relating to the
                                     Solicitation and the Exchange Offer."

 Guarantor Covenants...............  SFGC will be subject to covenants restricting its ability to pay dividends
                                     or make other restricted payments
                                     (including investments).

 Change of Control.................  A change in control will occur if (a) SFGC fails to own, directly or indirectly, 100%
                                     of the outstanding voting stock of PHI or
                                     PFC, (b) the Lowden Family (as defined)
                                     fails to own at least a majority of the
                                     outstanding voting

                                     stock of SFGC, or (c) any person (other
                                     than the Lowden Family) becomes the
                                     beneficial owners of more than 35% of
                                     the outstanding voting stock of SFGC.
                                     Upon a change of control, PFC will be
                                     required to make an offer to repurchase
                                     all outstanding New Notes at 100% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase.

            SUMMARY DESCRIPTION OF AMENDED TERMS OF SOLICITATION

 Additional Security for Old Notes.. Upon receipt and acceptance of the
                                     Requisite Consents, each of Hacienda,
                                     Sahara Nevada and Santa Fe Coffee will
                                     grant security interests in substantially all of their assets, other than Excluded
                                     Assets, to secure the Old Notes.  See
                                     "Additional Risk Factors Relating to the
                                     Solicitation and the Exchange Offer."

 Security for the Guaranty.........  Upon receipt and acceptance of the
                                     Requisite Consents, SFGC will pledge the
                                     stock of its subsidiaries, SFHI, SR,
                                     Hacienda, Sahara Nevada and Santa Fe
                                     Coffee, and will grant a security
                                     interest in substantially all of its other
                                     assets, other than Excluded
                                     Assets, to secure the guaranty, which
                                     pledges and security interests will not
                                     be subject to prior Liens.

 Requisite Consents................  In order for the Consents to become effective, the Exchange Offer must not be
                                     consummated and the Company must receive
                                     Consents of Holders with respect to at
                                     least $42 million principal amount of Old
                                     Notes (the "Requisite Consents").

 Repurchase of Old Notes............  A consenting Holder's pro rata share of
                                     Old Notes to be repurchased will be
                                     determined by multiplying $6.5 million by
                                     a fraction, the numerator of which is the
                                     principal amount of Old Notes with respect
                                     to which the Holder has furnished valid
                                     Consents, and the denominator of which is
                                     $60 million, rather than the aggregate
                                     principal amount of Old Notes with respect
                                     to which valid consents have been
                                     received.


 Events of Default; Termination of
 Consents..........................  The Consents will be subject to termination upon the direction of Holders
                                     at least 75% of the aggregate principal
                                     amount of Old Notes with respect to which
                                     Consents are obtained upon the occurrence
                                     of certain events of default.  See
                                     "Modifications to the Solicitation --
                                     Events of Default."  The Consents will
                                     terminate at December 15, 2000 if not
                                     previously terminated in accordance with
                                     their terms.

 Guarantor Covenants...............  SFGC will be subject to covenants restricting its ability to pay dividends
                                     or make other restricted payments
                                     (including investments).

 Covenant to File for Bankruptcy
 Protection........................  PFC will be required to file for relief under Chapter 11 of

                                     the Bankruptcy Code and to seek
                                     confirmation of the Plan as soon as
                                     practicable after effectiveness of the
                                     Consents, provided that no such filing
                                     shall be made earlier than 91 days after the delivery by PFC of funds to the Exchange Agent in an amount sufficient to repurchase Old Notes in connection with the Solicitation as described under "Modifications to the Solicitation
                                     Repurchase of Old Notes," unless an
                                     involuntary case under the Bankruptcy
                                     Code is initiated against PFC.

 SFGC Covenant Not to File for
 Bankruptcy Protection.............  SFGC will agree that it will not file for relief under the Bankruptcy Code, if at
                                     all, earlier than 91 days after the grant
                                     of the security interests contemplated by
                                     "Modifications to the Solicitation --
                                     Security for Guaranty," unless an
                                     involuntary proceeding under the
                                     Bankruptcy Code is initiated against SFGC.

 Certain Amendments to the Old
 Notes Indenture...................  Pursuant to the Consents, certain provisions of the Old Notes Indenture will
                                     be amended.  See "Modification to the
                                     Solicitation -- Amendments to the Old
                                     Notes Indenture."

 Certain Waivers.................... PFC will agree to waive certain rights in connection with a case under Chapter 11 of
                                     the Bankruptcy Code.

                  ADDITIONAL RISK FACTORS RELATING
                  TO THE SOLICITATION AND EXCHANGE

          In addition to the other information contained in this Amended Joint Offering Circular/Consent Solicitation Statement, holders of Old Notes should consider carefully the following risk factors affecting the business of the Company.

FRAUDULENT CONVEYANCES AND PREFERENTIAL TRANSFERS

          The ability of the holders of the Old Notes or the New Notes (collectively, the "New Notes") or the trustee to enforce the guaranty or realize on the additional collateral may be limited by certain fraudulent conveyance laws. Various fraudulent conveyance and revocatory laws have been enacted for the protection of creditors and may be utilized by a court of competent jurisdiction to avoid any security interest in the collateral granted to the trustee by the Company, SFGC or any of Atlantis, Sahara Illinois, Hacienda, Sahara Nevada and Santa Fe Coffee (collectively, the "SFGC Subsidiaries"), or to subordinate the obligations of the Company under the Notes or the guaranty. The requirements for establishing a fraudulent conveyance or revocatory transfer vary depending on the law of the jurisdiction which is being applied. Generally, if under federal and certain state statutes in a bankruptcy, reorganization, rehabilitation or similar proceeding in respect of the Company, SFGC or the SFGC Subsidiaries, or in a lawsuit by or on behalf of creditors against the Company, SFGC or the SFGC Subsidiaries, a court were to find that (i)the Company, SFGC or the SFGC Subsidiaries, as the case may be, incurred indebtedness in connection with the Notes (including the guaranty) or granted security interests in the collateral with the intent of hindering, delaying or defrauding current or future creditors of the Company, SFGC or the SFGC Subsidiaries, as the case may be, or (ii) the Company, SFGC or the SFGC Subsidiaries, as the case may be, received less than reasonably equivalent value or fair consideration for incurring the indebtedness in connection with the Notes (including the guaranty) or for granting security interests in the collateral and the Company, SFGC or the SFGC Subsidiaries, as the case may be,
(a) was insolvent at the time of the incurrence of the indebtedness in connection with the Notes (including the guaranty) or the granting of security interests in the collateral, (b) was rendered insolvent by reason of incurring the indebtedness in connection with the Notes (including the guaranty) or the granting of security interests in the collateral, (c) was engaged or about to engage in a business or transaction for which its assets constituted unreasonably small capital or (d) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured (as all of the foregoing terms are defined in or interpreted under the applicable fraudulent conveyance or revocatory statutes), such court could, subject to applicable statutes of limitation, with respect to the Company, SFGC or the SFGC Subsidiaries, as the case may be, avoid in whole or in part the obligations of the Company, SFGC or the SFGC Subsidiaries in connection with the New Notes (including the guaranty) or the security interests granted in the collateral and/or subordinate claims with respect to the Notes (including the guaranty) to all other debts of the Company, SFGC or the SFGC Subsidiaries, as the applicable. There can be no assurance that there would be sufficient amounts to pay the Notes and the guaranty together with all other debts of the Company, SFGC or the SFGC Subsidiaries, as applicable, if such obligations or security interests in the collateral were avoided. Similarly, if the obligations of the Company, SFGC or the SFGC Subsidiaries or the security interests securing them were subordinated, there can be no assurance that after payment of the other debts of the Company, SFGC or the SFGC Subsidiaries, there would be sufficient assets to pay such subordinated claims with respect to the Notes and the guaranty.

          The measures of insolvency for purposes of the foregoing will vary depending upon the law of the jurisdiction which is being applied in any such proceeding. Generally, however, an entity will be considered insolvent if the sum of its respective debts was greater than the fair saleable value of all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts, as they become absolute and matured.

          If certain bankruptcy or insolvency proceedings were initiated by or against the Company, SFGC or the SFGC Subsidiaries within 90 days (or, possibly, one year) after any payment by the Company, SFGC or the SFGC Subsidiaries with respect to the Notes or the Guaranty or after the grant of security interests in additional collateral, or if the Company, SFGC or the SFGC Subsidiaries anticipated becoming insolvent, all or a portion of such payment or the grant of security interests could be avoided as a preferential transfer under federal bankruptcy or applicable state insolvency law, and the recipient of such payment or lien could be required to return such payment or release such lien. In addition, the timing of any future grants of security interests may result in treatment of such grants as preferential transfers under applicable bankruptcy or state insolvency law and, if so treated, could be set aside by a court.

INSIGNIFICANT ASSETS OF SFGC SUBSIDIARIES

          The SFGC Subsidiaries will grant security interests in substantially all of their assets, other than Excluded Assets, to secure the Notes. None of the SFGC Subsidiaries has ongoing operations, and each of the SFGC Subsidiaries has insignificant assets. As a result, the grant of such security interests will not enhance substantially the collateral securing the Notes.

CERTAIN BANKRUPTCY COVENANTS AND WAIVERS

          The (i) covenants of PFC and SFGC not to file for relief under the Bankruptcy Code until at least 91 days after the transfer of funds to the Exchange Agent in an amount sufficient to repurchase Old Notes in connection with the Solicitation, in the case of PFC, or the grant of security interests contemplated by "Modifications to the Solicitation -- Security for Guaranty," in the case of SFGC, and (ii) waivers of certain rights with respect to Section 362 of the Bankruptcy Code and notification of sale of assets, may not be enforceable.

LAUGHLIN MARKET; COMPETITION

          On November 3, 1998, California voters approved an initiative (Proposition 5) that mandates that the Governor sign compacts authorizing gaming operations on tribal lands by Native American tribes upon their request, and permits gambling devices, including slot machines, banked card games and lotteries at tribal casinos. The passage of Proposition 5 is likely to have a material adverse effect on the financial condition and results of operations of the Pioneer.

                MODIFICATIONS TO THE EXCHANGE OFFER
                   AND TERMS OF THE NEW NOTES
                 TO BE ISSUED IN THE EXCHANGE OFFER

          Set forth below is a summary of the modifications to the terms of the New Notes. The following does not purport to be a full description thereof and is qualified in its entirety by reference to the Indenture referred to below, the Mirror Note, the Deed of Trust, the Guaranty and the other exhibits to the Indenture (including certain terms defined in such documents), copies of which have are available upon request to PHI at 4949 North Rancho Drive, Las Vegas, Nevada 89130, Attention: Chief Financial Officer. The terms of the New Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture.

AMENDMENTS TO CERTAIN DEFINITIONS

          The definitions of "Cash Flow," "Consolidated Net Income," "Excess Cash Flow" and "Net Income" are deleted.

          "Change in Control" means any of the following events: (i) the Lowden Family ceasing to own beneficially at least a majority of the outstanding Voting Shares of or, if such entity does not have Voting Shares, other equity or ownership interests in, SFGC or its successors; (ii) any Person or group (which term, as used in this definition, has the meaning specified in
Section 13(d)(3) of the Exchange Act) other than the Lowden Family shall attain beneficial ownership of 35% or more of the total number of outstanding Voting Shares of, or, if such entity does not have Voting Shares, other equity or ownership interests in, SFGC or its successor; or (iii) SFGC ceasing to have beneficial ownership, directly or indirectly, of all of the outstanding Voting Shares of, or if such entity does not have Voting Shares, other equity or ownership interests in, PHI or PFC.

          "Excess Cash" for any Excess Cash Period means cash or cash equivalents held by PHI as of the end of such Excess Cash Period, less
(i) casino bankroll as of the end of such Excess Cash Period, provided such amount shall not be in excess of $2.1 million, (ii) $500,000 (allocated to maintenance capital expenditures), (iii) accrued and unpaid cash interest with respect to Debt of PHI as of the end of such Excess Cash Period and (iv) actual capital expenditures incurred and accrued but not paid with respect to non-maintenance capital expenditures during such Excess Cash Period provided such amount shall not exceed $1.0 million in any Excess Cash Period.

          "Excess Cash Period" has the meaning set forth under "Redemption -- Excess Cash."

          "Excluded Assets" means, in the case of SFGC, the approximately
20 acre parcel of real property located at Lone Mountain Road, Las Vegas, Nevada, the capital stock of any Subsidiaries other than the SFGC Subsidiaries and, in the case of the SFGC Subsidiaries, any receivables.

          "Disposition Contributions" means cash equal to Disposition Net Proceeds less any amount required to prepay principal and interest on the Sierra Note.

          "Disposition Net Proceeds" has the meaning set forth under "Additional Event of Default."

          "Henderson Property" means the approximately 39 acre parcel of real property in Henderson, Nevada owned by SLVC.

          "Las Vegas Blvd. Property" means the approximately 27 acre parcel of real property on Las Vegas Boulevard South owned by SLVC.

          "SFGC Subsidiaries" means Hacienda Hotel Inc., a Nevada corporation, Sahara Nevada Corp., a Nevada corporation and Santa Fe Coffee Company, a Nevada corporation.

          "SFHI Notes" means the 11% First Mortgage Notes due 2000 issued by SFHI and owned by SLVC as of the date of the Indenture.

          "SLVC Properties" means the Henderson Property and Las Vegas Blvd. Property.

ADDITIONAL SECURITY FOR NEW NOTES

          The New Notes will be secured by a grant by the SFGC Subsidiaries of security interests in substantially all of their assets other than Excluded Assets. See "Additional Risk Factors Relating to the Solicitation and The Exchange Offer." Additionally, if the SFHI Notes are not subject to restriction on granting of liens with respect thereto, SLVC will pledge the SFHI Notes to the trustee for the benefit of the holders of the Old Notes.

SECURITY FOR GUARANTY

          In addition to the pledge of the common stock of SFHI and SR, SFGC will pledge the common stock of Hacienda, Sahara Nevada and Santa Fe Coffee to secure the guaranty. SFGC will also grant to the Trustee for the benefit of the Noteholders, security interests in substantially all of its assets, other than the Excluded Assets, to secure the guaranty. The pledges and security interests will not be subject to prior Liens.

RELEASE OF COLLATERAL SECURING THE GUARANTY

          In connection with the release of the pledge of the SFHI common stock securing the guaranty as described under "Guaranty; Substitution and Release of Collateral" in the Offering Circular and Consent Solicitation Statement dated October 23, 1998, PFC's obligations to repurchase New Notes may be satisfied by PFC either making an offer to repurchase $7.5 million principal amount of New Notes, or acquiring in the open market or otherwise and retiring New Notes, the principal amount of which is purchasable with $7.5 million, after the date of issuance of the New Notes.

          In connection with the release of SLVC Asset Liens or the SFHI Securities Liens upon a Disposition of any of the assets subject to the SLVC Asset Liens or the securities subject to the SFHI Securities Liens described under "Guaranty; Substitution and Release of Collateral" in the Offering Circular and Consent Solicitation Statement dated October 23, 1998, PFC's obligations to repurchase New Notes may be satisfied by PFC either making an offer to repurchase New Notes, at 100% of the principal amount thereof plus accrued and unpaid interest thereon, purchasable with the Disposition Contributions received related to a Disposition of assets subject to the SLVC Asset Liens or the SFHI Securities Liens, or acquiring in the open market or otherwise and retiring New Notes with a principal amount, plus accrued and unpaid interest thereon, purchasable with the Disposition Contributions.

REDEMPTION

          EXCESS CASH REDEMPTION. In addition to the mandatory redemption related to certain principal payments under the Sierra Note, PFC will be required to redeem (an "Excess Cash Redemption") New Notes, at a Redemption Price equal to 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption, with 75% of Excess Cash for the preceding period of January 1 through June 30, or July 1 through December 31, as applicable (each, an "Excess Cash Period"), within 60 days after each of June 30 or December 31, commencing with June 30, 1999. Notwithstanding the foregoing, if 75% of Excess Cash for any Excess Cash Period is less than $500,000, the Company will not be obligated to make an Excess Cash Redemption until 75% of Excess Cash from such Excess Cash Period, together with 75% of Excess Cash from the succeeding Excess Cash Periods, equals or exceeds $500,000. In the event an Excess Cash Redemption is deferred, the amount will be deposited in a segregated account pledged to the trustee for the benefit of the Noteholder.

          EXCHANGE FOR SFHI NOTES. If the events described under clause (b) under "Additional Event of Default" occur, PFC will be required to use best efforts to have the registration statement declared effective and commence the exchange offer described therein within 120 days of the filing date and complete the exchange offer within 20 business days of the effective date of the registration statement (or such longer time period as required by applicable law).

          SELECTION. The Indenture provides that, in the event of less than all the outstanding New Notes, the particular New Notes to be redeemed will be selected by the Trustee pro rata, by lot or by such other manner as the Trustee deems equitable; provided that in connection with an Excess Cash Redemption, the Trustee will select New Notes to be redeemed by lot.

ADDITIONAL OPTIONAL OFFER TO REPURCHASE

          OFFER TO REPURCHASE $7.5 MILLION PRINCIPAL AMOUNT OF NEW NOTES. PFC may satisfy the obligation set forth in clause (a)(i) under "Additional Event of Default" below by completing, on or before December 31, 1999, an offer to repurchase up to $7.5 million principal amount of New Notes.

ADDITIONAL COVENANTS

          REPORTS. In addition to the reports and other information PHI may otherwise be required by the Indenture to provide to the Trustee, PHI will file with the Trustee, for the Trustee to provide to the Holders of the New Notes, unaudited financial statements of PHI within 50 days of the end of the first three quarters of any fiscal year, and within 100 days of any fiscal year-end.

          AMENDMENTS TO MANAGEMENT AGREEMENT. PHI and SFGC may not amend the Management Agreement without the consent of Holders of at least a majority of the outstanding principal amount of New Notes.

ADDITIONAL EVENT OF DEFAULT

          The following additional event will be an "Event of Default":

          -    The failure by December 31, 1999 of either:

               (a)(i) PFC to have completed an offer to repurchase $7.5 million principal amount of New Notes or to purchase in the open market or otherwise and retire at least $7.5 million principal amount of the New Notes and (ii) SLVC to grant Liens for the benefit of the holders of the New Notes in substantially all of its assets, which assets shall include, at a minimum, the Wet N' Wild Parcel and the SFHI Notes as defined under "Amendments to Certain Definitions," subject to the prior Liens securing not more than an aggregate of $35 million of Debt (which Debt may provide that interest is payable in kind for up to three years) and related costs and charges (the "SLVC Asset Liens"); or

               (b)(i) SLVC or its affiliates to have Disposed of both the SLVC Properties to unaffiliated third parties for Approved Consideration (as defined); (ii) SLVC to distribute, directly or indirectly, to SFGC, the Net Proceeds, if any, from such Dispositions to the extent permitted by applicable law and any agreements to which SLVC or its stockholders may then be a party (the "Disposition Net Proceeds"); (iii) SLVC to distribute, directly or indirectly, to SFGC any SFHI Notes to the extent permitted by applicable law and any agreements to which SLVC or its stockholders may then be a party; (iv) SFGC to contribute to PFC the Distribution Contributions; (v) PFC to make an offer to repurchase, or repurchase in the open market or otherwise and retire New Notes with the Disposition Net Proceeds contributed; (vi) PFC to pledge the SFHI Notes to the trustee for the benefit of the Holders of the New Notes, and (vii) PFC to file with the Securities and Exchange Commission a registration statement on Form S-4 covering the exchange of New Notes with a principal equal to the principal amount of SFHI Notes contributed to PFC in exchange for a like principal amount of the SFHI Notes.

               "Approved Consideration" means consideration at least 50% of which is cash. Any non-cash consideration must be evidenced by a promissory note or other Debt with a term to maturity no longer than three years from the date of the Disposition, which promissory note or other Debt must be secured by the SLVC Property Disposed of and pledged to the trustee for the benefit of the holders of the New Notes.

     COVENANTS OF SFGC, AS GUARANTOR

               SFGC, in it capacity as Guarantor, will be subject to the following covenant:

          - SFGC may not make any dividend or other distribution on any class of its capital stock, except dividends payable solely in shares of that class of capital stock;

          - SFGC may not redeem, retire, make any sinking fund or similar payment, purchase or making other acquisition for value of any shares of any class of its capital stock;

          - SFGC may not make any payment to retire or to obtain the surrender of any outstanding warrants, options or other rights to acquire shares of its capital stock; and

          - SFGC may not make any payment or prepayment of principal of, premium, if any or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to any subordinated indebtedness.

PROCEDURES FOR TENDERING OLD NOTES -- DELIVERY OF AMENDED LETTER OF TRANSMITTAL AND CONSENT FORM (LAVENDER)

          The tender of a holder's Old Notes as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in the Amended Joint Offering Circular/Consent Solicitation Statement and in the accompanying Amended Letter of Transmittal and Consent Form (lavender). Except as set forth below, a holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit such Old Notes, together with a properly completed and duly executed Amended Letter of Transmittal and Consent Form, including all other documents required by such Amended Letter of Transmittal and Consent Form to the Exchange/Solicitation Agent at the address set forth on the back cover page of the Amended Joint Offering Circular/Consent Solicitation Statement prior to 5:00 P.M., New York City time, on the Exchange Expiration Date.

          DELIVERY OF AN ORIGINAL LETTER OF TRANSMITTAL AND CONSENT FORM (BLUE) THAT IS NOT WITHDRAWN PRIOR TO THE EXCHANGE EXPIRATION DATE WILL SATISFY THE LETTER OF TRANSMITTAL AND CONSENT FORM DELIVERY REQUIREMENT FOR PROPER TENDERS; PROVIDED THAT A HOLDER WHO DELIVERS AN ORIGINAL LETTER OF TRANSMITTAL AND CONSENT FORM (BLUE) WILL BE DEEMED TO HAVE TENDERED THE OLD NOTES SUBJECT TO SUCH LETTER OF TRANSMITTAL AND CONSENT FORM PURSUANT TO THE EXCHANGE OFFER AS AMENDED BY THIS SUPPLEMENT.

          THE METHOD OF DELIVERY OF OLD NOTES, AMENDED LETTERS OF TRANSMITTAL AND CONSENT FORM AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT THE HOLDER USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

                    MODIFICATIONS TO THE SOLICITATION

REVISED CONSENTS

          The Company is soliciting the consents (the "Consents") of the Holders to the following (the "Proposed Consents"), which will be effective only if the Exchange Offer is not consummated and valid consents are properly furnished by the Solicitation Expiration Date with respect to at least $42 million principal amount of Old Notes:

          - Until December 15, 2000 (the "Termination Date"), to forbear from exercising any rights and remedies under the Old Notes, the Old Note Indenture, the Guaranty and the Mortgage Documents (as defined in the Old Note Indenture) with respect to any failure by the Company to pay principal and interest on the Old Notes when due on December 1, 1998 (the "Maturity Defaults") and any other defaults under the Old Notes, the Indenture, the Guaranty or the Mortgage Documents arising as a direct consequence of the Maturity Defaults;

          - Until the Termination Date, to forbear from exercising any rights and remedies under the Purchase Money Note and related security documents with respect to any failure by PHI to pay principal and interest on the Purchase Money Note when due on December 1, 1998 (the "Purchase Money Note Maturity Defaults") and any other defaults under the Purchase Money Note arising as a direct consequence of the Purchase Money Note Maturity Defaults;

          - To consent to and support a plan of reorganization under Chapter 11 of the Bankruptcy Code which provides for treatment of the Old Notes in a bankruptcy case under Chapter 11 of the Bankruptcy Code that is substantially similar to the treatment of the Old Notes offered in the Exchange; provided that (1) the additional Event of Default described under "Modifications to the Exchange Offer and Terms of the New Notes to be Issued in the Exchange Offer" will occur if the events contemplated by paragraphs (a) or (b) thereof have not occurred by the later of December 31, 1999 or six months after the date a plan of reorganization is confirmed in a Chapter 11 case and (2) the Excess Cash Redemption obligation will commence on the first June 30 or December 31 following the date on which a plan of reorganization is confirmed (the "Plan"). Such support shall include, without limitation, (i) voting to accept the Plan and making reasonable efforts to obtain confirmation of the Plan, even if the Plan involves a "cramdown" under Section 1129(b) of the Bankruptcy Code of classes of claims, including the class that includes the Old Notes, or equity interests, (ii) not agreeing to, consenting to, recommending or voting for any plan that contains terms inconsistent with the Plan, and
          (iii) not objecting to or otherwise commencing any proceeding to oppose or alter the Plan or taking any action that is inconsistent with, or that would delay solicitation, confirmation, effectiveness or substantial consummation of the Plan; and

          - To amend the provisions of the Old Notes Indenture as described below under "Amendments to the Old Notes Indenture."

REQUISITE CONSENTS

     In order for the Proposed Consents to become effective, the Exchange Offer must not be consummated and the Company must receive Consents of Holders with respect to at least $42 million principal amount of Old Notes (the "Requisite Consents").

PROCEDURES FOR FURNISHING CONSENTS -- DELIVERY OF AMENDED LETTER OF TRANSMITTAL AND CONSENT FORM (LAVENDER)

          The furnishing of a consent and delivery of a holder's Old Notes as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in the Amended Joint Offering Circular/Consent Solicitation Statement and in the accompanying Amended Letter of Transmittal and Consent Form (lavender) with respect to the Consents. Except as set forth below, a holder who wishes to furnish a Consent with respect to Old Notes pursuant to the Solicitation must deliver a properly completed and duly executed Amended Letter of Transmittal and Consent Form, together with the Old Notes subject to the Consents and all other documents required by such Amended Letter of Transmittal and Consent Form, to the Exchange/Solicitation Agent at the address set forth on the back cover page of the Amended Joint Offering Circular/Consent Solicitation Statement prior to 5:00 P.M., New York City time, on the Solicitation Expiration Date.

          DELIVERY OF AN ORIGINAL LETTER OF TRANSMITTAL AND CONSENT FORM (BLUE) WILL SATISFY THE LETTER OF TRANSMITTAL AND CONSENT FORM DELIVERY REQUIREMENTS FOR FURNISHING VALID CONSENTS; PROVIDED THAT A HOLDER WHO DELIVERS AN ORIGINAL LETTER OF TRANSMITTAL AND CONSENT FORM (BLUE) THAT IS NOT REVOKED PRIOR TO THE SOLICITATION EXPIRATION DATE WILL BE DEEMED TO HAVE FURNISHED CONSENTS SUBJECT TO SUCH LETTER OF TRANSMITTAL AND CONSENT FORM PURSUANT TO THE SOLICITATION AS AMENDED BY THIS SUPPLEMENT.

          THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND CONSENT FORM, OLD NOTES AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT THE HOLDER USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

REPURCHASE OF OLD NOTES

     Upon receipt of the Requisite Consents as of the Solicitation Expiration Date and assuming the Exchange Offer is not consummated, the Company will purchase for cash on a pro rata basis from the Holders of Old Notes with respect to which valid Consents have been received an aggregate $6.5 million principal amount of Old Notes, together with accrued and unpaid interest thereon (approximately $400,000), assuming Consents are received with respect to 100% of the outstanding Old Notes. Of the approximate $6.9 million cash to be paid, the Company will allocate approximately $6.5 million to payment of an equivalent principal amount of the Old Notes that are repurchased and approximately $400,000 to the payment of accrued and unpaid interest thereon. By consenting to the Solicitation, a Holder agrees to allocate the cash received for the principal amount of the Old Notes and accrued and unpaid interest thereon in the same manner in which the Company will make such allocation. To the extent Consents are received with respect to less than 100% of the outstanding Old Notes, the principal amount of Old Notes repurchased upon consummation of the Solicitation will be reduced proportionately. For example, if Consents are received with respect to 90% of the outstanding Old Notes (or $54 million), an aggregate of $5.85 million principal amount of Old Notes will be purchased.

     Each consenting Holder will have repurchased the Holder's pro rata share of Old Notes, which will be determined by multiplying $6.5 million (or such lesser amount reflecting the percentage of Old Notes with respect to which Consents are received) by a fraction, the numerator of which is the principal amount of Old Notes with respect to which the Holder has furnished valid Consents, and the denominator of which is $60 million. The payments will be funded through payments by PHI under the Purchase Money Note. In the event PFC were to file for relief under Chapter 11 of the Bankruptcy Code within 90 days (or possibly one year), or PHI were to file for relief under Chapter 11 of the Bankruptcy Code within one year, of the payments, the payments may be avoidable as a preference and could be subject to recovery by a trustee in bankruptcy, an official creditors' committee, other representatives of creditors of PFC or PHI, or PFC or PHI as debtors in possession. If the payments were successfully challenged as preferences, holders would be required to return the funds received, together with interest thereon in a rate determined by the court, or would be precluded from receiving any distribution on account of such holders' Old Notes.

ADDITIONAL SECURITY FOR OLD NOTES

          Upon receipt and acceptance of the Requisite Consents, Hacienda, Sahara Nevada and Santa Fe Coffee will grant security interests in substantially all of their assets, other than the Excluded Assets (as defined in "Modifications to the Exchange Offer and the Terms of New Notes -- Amendments to Certain Definitions"), to secure the Old Notes. See "Additional Risk Factors Relating to the Solicitation and Exchange Offer." Additionally, if the SFHI Notes are not subject to restriction on grants of Liens with respect thereto, SLVC will pledge the SFHI Notes to the trustee for the benefit of the holders of the Old Notes.

SECURITY FOR GUARANTY

          Upon receipt and acceptance of the Requisite Consents, SFGC will pledge the common stock of SFHI, SR, Hacienda, Sahara Nevada, and Santa Fe Coffee, and will grant a security interest in substantially all of its other assets, other than Excluded Assets (as defined in "Modifications to the Exchange Offer and the Terms of New Notes -- Amendments to Certain Definitions"), to secure the guaranty. The pledges and security interests will not be subject to prior Liens.

COVENANT TO FILE FOR BANKRUPTCY PROTECTION

          PFC will agree to file for relief under Chapter 11 of the Bankruptcy Code (the "Bankruptcy Code") and to seek confirmation of the Plan as soon as practicable after receipt and acceptance of the Requisite Consents, but not earlier than 91 days after the delivery by PFC of funds to the Exchange Agent in an amount sufficient to repurchase Old Notes in connection with the Solicitation as described under "Modifications to the Solicitation -- Repurchase of Old Notes," unless an involuntary bankruptcy case under the Bankruptcy Code is initiated against PFC.

SFGC COVENANT NOT TO FILE FOR BANKRUPTCY PROTECTION

          SFGC will agree that it will not file for relief under the Bankruptcy Code, if at all, earlier than 91 days after the grant of the security interests contemplated by "Modifications to the Solicitation -- Security for Guaranty," unless an involuntary proceeding under the Bankruptcy Code is initiated against SFGC.

EVENTS OF DEFAULT; TERMINATION OF CONSENTS.

          The following will be events of default under the Consents, which will permit holders of Old Notes with an aggregate principal amount equal to at least 75% of the aggregate principal amount of Old Notes subject to Consents to terminate the Consents:

          -    the failure by December 31, 1999 of either:

               (a) (i) SLVC to be permitted by applicable law and any agreements to which it is then a party and, upon bankruptcy court approval contemplated by clause (ii), to be obligated to grant the SLVC Assets Liens and (ii) PFC to use reasonable efforts to obtain bankruptcy court approval to permit the acquisition and retirement of at least $7.5 million of Old Notes, or

               (b) (i) SLVC to dispose of the SLVC Properties for Approved Consideration (provided any promissory note or other Debt must be pledged to the trustee for the benefit of the holders of the Old Notes) and
     (ii) PFC to use reasonable efforts to obtain bankruptcy court approval to permit the repurchase of Old Notes with a principal amount equal to the Disposition Net Proceeds contributed to PFC;

          - the failure by PFC, PHI or SFGC to comply with any obligations arising under the Consents, which failure is not corrected within 30 days of receipt of notice thereof;

          - defaults under the Old Note Indenture and related documents other than those arising as a result of the failure to pay principal and interest on the Old Notes or the Purchase Money Note at maturity; and

          - payment of principal under the Sierra Note, other than pursuant to the mandatory prepayment provisions.

          The Consents will terminate automatically at December 15, 2000 if not previously terminated.

AMENDMENTS TO OLD NOTES INDENTURE

          AMENDMENTS OF PIONEER GROUND LEASE. The Old Notes Indenture will be amended to provide that PHI may, without the consent of the Holders of a majority of the outstanding principal amount of Old Notes, amend or modify the Pioneer Ground Lease in any manner which, in the aggregate, is not adverse to the New Noteholders, provided that PHI obtains a determination of an Independent Financial Advisor with respect thereto. The Old Notes Indenture currently provides that no amendment or modification may be made to the Pioneer Ground Lease without the consent of Holders of at least a majority of the outstanding principal amount of Old Notes.

          FORBEARANCE WITH RESPECT TO PURCHASE MONEY NOTE. The Purchase Money Note will be amended to the extent necessary to permit the forbearance agreement described under "Purchase Money Note Forbearance Agreement."

          Approval of the amendments requires the consent of Holders of at least a majority in outstanding principal amount of the Old Notes.

COVENANTS OF SFGC, AS GUARANTOR

          SFGC, in it capacity as Guarantor, will be subject to the following covenant:

          - SFGC may not make any dividend or other distribution on any class of its capital stock, except dividends payable solely in shares of that class of capital stock;

          - SFGC may not redeem, retire, make any sinking fund or similar payment, purchase or make other acquisition for value of any shares of any class of its capital stock;

          - SFGC may not make any payment to retire or to obtain the surrender of any outstanding warrants, options or other rights to acquire shares of its capital stock; and

          - SFGC may not make any payment or prepayment of principal of, premium, if any or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to any subordinated indebtedness.

CERTAIN BANKRUPTCY WAIVERS

          PFC agrees that, upon receipt and acceptance of the Requisite Consents, in the event that it commences or prosecutes a voluntary case under the Bankruptcy Code, except, in order to effectuate the Plan, or is the subject of an involuntary case under the Bankruptcy Code, Holders shall be entitled to an immediate hearing (on forty eight hours notice) with respect to a motion for relief from the automatic stay imposed by Bankruptcy Code section 362(a) (the "Relief Motion"), and that "cause" for such relief exists within the meaning of Bankruptcy Code section 362(d)(1) and that the conditions of Bankruptcy Code sections 362(d)(2) (A) and (B) are met. PFC expressly waives any rights it may otherwise have to oppose the Relief Motion, whether such motion is brought under Bankruptcy Code sections 362(d)(1) and/or 362(d)(2) to seek injunctive relief under Bankruptcy Code section 105, and to assert Bankruptcy Rule 7065 against enforcement of, or in conflict with the provisions of the Consent.

          PFC also agrees that upon receipt and acceptance of the Requisite Consents and while the Consents are effective, it waives and renounces all rights that it may have to notification of sale, whether public or private, under the Uniform Commercial Code, the Old Notes and related documents, which waiver and renouncement is hereby given in accordance with Uniform Commercial Code Section 9504(3).

OFFICIAL CREDITORS' COMMITTEE

          PFC will affirmatively support (i) a motion approved by the Holders of at least 75% of the aggregate principal amount of Old Notes subject to the Consents to appoint an official committee of holders of Old Notes, provided it receives, at least three business days prior to the filing, written notice of the intention to file such motion and a list of holders of Old Notes that have agreed to serve on such committee, and (ii) the employment of the official committee's choice of attorneys to represent it in the case, subject to PFC's reasonable approval, upon the commencement of a voluntary case under the Bankruptcy Code or if PFC is the subject of an involuntary case under the Bankruptcy Code.

PURCHASE MONEY NOTE FORBEARANCE

          PFC and PHI will enter into a forbearance agreement pursuant to which PFC will agree to forbear against exercising any rights and remedies under the Purchase Money Note while the Consents are effective.

             MODIFICATIONS TO TERMS OF MANAGEMENT AGREEMENT

          The Management Agreement will provide that, in consideration for SFGC's agreement to provide Management Services and grant the License, PHI will pay to SFGC:

          (a) through December 31, 1999 (or if earlier, in the event the Solicitation is consummated, the date of confirmation of the Plan), a fixed fee of $83,334 per month (pro rated for partial months); and

          (b) after December 31, 1999 (or, if earlier, in the event the Solicitation is consummated, the date of confirmation of the Plan),

          (i) a fixed fee of $63,334 per month (pro rated for partial months); and

          (ii) a variable fee (the "Variable Fee") of $60,000 for each full quarter following such date, provided that earnings before interest, taxes, depreciation, amortization and rents ("EBITDA") for such quarter is in excess of EBITDA for the same quarter in the prior fiscal year.

          During the occurrence and continuance of a Default or an Event of Default, PHI will not pay, and SFGC will not be entitled to receive or retain, any Variable Fee.

                                 GENERAL

          IBJ Schroder Bank & Trust Company (the "Exchange/Solicitation Agent") has agreed to act as exchange and consent solicitation agent in connection with the Exchange Offer and the Solicitation. D.F. King & Co., Inc. (the "Information Agent") has agreed to act as information agent in connection with the Exchange Offer and the Solicitation. Holders of Old Notes who require information about tendering Old Notes or about the Solicitation or have general questions should contact the Company's Chief Financial Officer, Thomas K. Land, at (702) 658-4340, the Information Agent at (800) 628-8538 or at the Exchange/Solicitation Agent at (212) 858-2103.

          The Exchange Offer and Solicitation are being made by the Company only to holders of Old Notes in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), afforded by Section 3(a)(9) thereof. The Company will not pay any commission or other remuneration to any broker, dealer, salesman or other person for soliciting tenders of Old Notes. Officers, directors and employees of the Company and SFGC may solicit tenders from holders of Old Notes and will answer inquiries concerning the Exchange Offer, but they will not receive additional compensation therefor.

          The Company has no arrangements for and has no understanding with any dealer, salesman or other person regarding the solicitation of tenders hereunder and no person has been authorized to give any information or to make any representation not contained in this Offering Circular in connection with the Exchange Offer and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any other person. Neither the delivery of this Offering Circular nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company, SFGC or SFGC's subsidiaries since the respective dates as of which information is given herein.

                       AVAILABLE INFORMATION

          The Company is not currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").
SFGC is currently subject to the informational requirements of the Exchange Act, and in accordance therewith files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Such periodic reports may be inspected without charge at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048, and Suite 1400, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and its public reference facilities in New York, New York and Chicago, Illinois, at prescribed rates. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's website is http:\\www.sec.gov. SFGC's common stock is listed on the New York Stock Exchange and reports, proxy statements and other information regarding SFGC and its subsidiaries can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

          The following documents have been filed with the Commission by SFGC:

          1. SFGC's Annual Report on Form 10-K for the fiscal year ended September 30, 1997.

          2. SFGC's Current Reports on Form 8-K dated December 4, 1997, April 20, 1998 and October 27, 1998.

          3. SFGC's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1997, March 31, 1998 and June 30, 1998.

          Copies of all such documents, as well as all other reports filed by SFGC pursuant to Section 13(a) and Section 15(d) of the Exchange Act from the date hereof through the later of the Exchange Solicitation Date and the Solicitation Expiration Date (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference in such information) will be provided without charge to each person, including any beneficial owners, to whom this Exchange Offer/Consent Solicitation Statement is delivered, upon request. Copies of this Joint Offering Circular/Consent Solicitation Statement, as amended or supplemented from time to time, and any other documents (or parts of documents) that constitute part of this Joint Offering Circular/Consent Solicitation Statement will also be provided without charge to each such person, upon request. Requests should be directed to the Company, 4949 N. Rancho Drive, Las Vegas, Nevada 89130,
Attention:  Chief Financial Officer.

                                IMPORTANT

Any holder of Old Notes who wishes to accept the Exchange Offer or furnish Consents in the Solicitation should either (a) complete the Amended Letter of Transmittal and Consent Form (lavender) and forward it with such Old Notes and any other required documents to the Exchange/Solicitation Agent or (b) request a broker or bank to effect the transaction for such holder. Holders of the Old Notes registered in the name of a broker, dealer, bank, trust company or nominee should contact such institution to tender their Old Notes.


                          THE EXCHANGE/SOLICITATION AGENT:

                         IBJ SCHRODER BANK & TRUST COMPANY

          BY MAIL:               BY FACSIMILE:           BY HAND OR OVERNIGHT
                                                              DELIVERY:

IBJ Schroder Bank & Trust       (212) 858-2611       IBJ Schroder Bank & Trust
         Company                                              Company
       P.O. Box 84              To Confirm:               One State Street
  Bowling Green Station         (212) 858-2103           New York, NY 10004
 New York, NY 10274-0084                                 Attn:  Securities
  Attn:  Reorganization                                  Processing Window,
  Operations Department                                Subcellar One, (SC-1)

                   If you have any additional questions, or need
         additional copies of the Amended Joint Offering Circular/Consent
       Solicitation Statement, the Amended Letter of Transmittal and Consent
       Form (lavender) or any other Exchange Offer or Solicitation materials, please contact the Information Agent or the Company's Chief Financial Officer at
            the addresses and/or telephone numbers listed below.

         THE INFORMATION AGENT:                       THE COMPANY:

          D.F. King & Co., Inc                       Thomas K. Land
             77 Water Street                     Chief Financial Officer
               20th Floor                         Pioneer Finance Corp.
           New York, NY 10005                    4949 North Rancho Drive
                                                Las Vegas, Nevada  89130
       Toll Free:  (800) 628-8538
or Banks and Brokers Call:  (212) 425-1685          (702) 658-4340